Exhibit 99.1

PLACER SIERRA BANCSHARES

PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:

Frank Mercardante, Chief Executive Officer	Tony Rossi
David E. Hooston, Chief Financial Officer	(310) 854-8317
(916) 554-4750

PLACER SIERRA BANCSHARES NAMES FRANK MERCARDANTE AS

NEW CHIEF EXECUTIVE OFFICER

Larry Mitchell appointed Chairman of the Board

Sacramento, California – August 15, 2006 - Placer Sierra Bancshares (NASDAQ: PLSB), a $2.7 billion asset commercial banking company serving the Northern, Central and Southern California markets, today announced that Frank Mercardante, 58, has been appointed Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Placer Sierra Bank, the Company’s wholly owned subsidiary. Concurrently, Larry Mitchell, 63, a director since 2002, has been appointed Chairman of the Board for Placer Sierra Bancshares. Both appointments are effective immediately.

Mr. Mercardante replaces Ronald W. Bachli, 65, who has announced his retirement and resignation as a director and the Chairman and Chief Executive Officer of Placer Sierra Bancshares and Placer Sierra Bank.

David E. Hooston, Chief Financial Officer, and Randall E. Reynoso, President and Chief Operating Officer, remain in their respective positions.

“Frank is an excellent choice to lead Placer Sierra Bancshares in its next growth phase,” said Mr. Mitchell. “As CEO of Southwest Community Bancorp prior to its acquisition earlier this year, Frank built a growing, highly profitable banking franchise. We believe his excellent leadership skills, operational expertise, and extensive California banking experience will be instrumental in helping the Company achieve our financial goals.

“We would like to thank Ron Bachli for his many years of valuable service to the Company. Ron has guided Placer Sierra through challenging times, which is highly valued by this Board. His expertise at mergers and acquisitions made this organization what it is today. We wish him all the best in the future,” said Mr. Mitchell.

“I am excited by the opportunities we have to continue growing the Placer Sierra franchise,” said Mr. Mercardante. “Going forward, we will focus on the following strategic priorities: 1) Capitalizing on the Company’s strategic strengths resulting from its market and portfolio diversification; 2) Leveraging the Company’s profile as a statewide community bank with strength in middle management at the local level; 3) Expanding on our commissioned sales staff and providing adequate incentive for them to succeed; 4) Realizing the value from the premium paid for the Southwest Community Bancorp franchise; and 5) Implementing a plan to create a statewide brand. We have an excellent foundation upon which to build, and we are confident that solid execution on our strategic priorities will create substantial value for our shareholders in the years to come.”

Frank Mercardante is a 40-year banking veteran and has held executive management positions with financial institutions of various sizes, ranging from new start-ups to institutions with assets in excess of $6 billion. As managing director of his own consulting practice for six years, he consulted with boards, senior management and regulators of banks, thrift institutions and credit unions. He has experience on both sides of the M&A equation and has assisted in the sale and purchase of banks, trust companies, mortgage companies, insurance companies and data servicing companies. Mr. Mercardante has been a director of Placer Sierra Bancshares since the merger of Southwest Community Bancorp with and into Placer in June 2006. Previously, he was President and Chief Executive Officer of Southwest Community Bancorp and Bank since 1998. Mr. Mercardante holds a degree in Business Administration.

Placer Sierra Bancshares

Larry Mitchell was employed by The Hewlett-Packard Company, or HP, for 29 years, retiring in 1997 as General Manager of HP’s Roseville Site, in which capacity he served for more than five years. From 1988 to 1990, Mr. Mitchell was General Manager of HP’s Roseville PC Division, from 1982 to 1988 was General Manager of its Roseville Terminals Division and from 1980 to 1982 was General Manager—HP Puerto Rico. Prior to that, Mr. Mitchell held various senior management positions with HP. Mr. Mitchell has served as a director of Placer Sierra Bancshares since December 2002 and as a director of Placer Sierra Bank since September 1999. Prior to being named Chairman, Mr. Mitchell was the lead outside director on the Company’s Board. In addition, Mr. Mitchell currently serves as a director of Finisar Corp. and is a member of the Finisar audit committee. Mr. Mitchell received his Bachelor of Arts degree, in Engineering Science, from Dartmouth College and holds an MBA degree from Stanford University.

ABOUT PLACER SIERRA BANCSHARES

Placer Sierra Bancshares is a Northern California-based bank holding company for Placer Sierra Bank with 49 branches operating throughout California. The bank has 31 branches in Northern California extending from the Greater Sacramento area to the San Joaquin Valley. The bank also has 18 branches in the Southern California counties of Orange, Los Angeles, San Diego, Riverside and San Bernardino.

Placer Sierra Bank and its divisions, Sacramento Commercial Bank, Bank of Orange County, Bank of Lodi and Southwest Community Bank offer customers the resources of a large financial institution and the resourcefulness and superior customer service of a community bank.

Placer Sierra Bank offers a broad array of deposit products and services for both commercial and retail customers. These products include electronic banking, cash management services, electronic bill payment and investment services with an emphasis on relationship banking. Placer Sierra Bank also provides competitive loan products such as commercial loans and lines of credit, commercial real estate loans, Small Business Administration loans, residential mortgage loans, home equity lines of credit and construction loans. For more information, please visit www.placersierrabank.com.

Placer Sierra Bancshares is publicly traded on NASDAQ under the stock symbol PLSB. For more information about Placer Sierra Bancshares, please visit www.placersierrabancshares.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve inherent risks and uncertainties. All statements other than statements of historical fact are forward looking statements. The Company cautions readers that a number of important factors could cause actual results to differ materially from those in such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; growth may be inhibited if the Company cannot attract deposits, including low-cost deposits; revenues are lower than expected or expenses are higher than expected; competitive pressure among depository institutions increases significantly; the cost of additional capital is more than expected; changes in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which the Company does business, are less favorable than expected; changes that may occur in the securities markets; the Company may suffer an interruption of services from third-party service providers that could adversely affect the Company’s business; the Company may not be able to maintain an effective system of internal and disclosure controls; estimated cost savings from the merger with Southwest Community Bancorp (Southwest) cannot be fully realized within the expected time frame; revenues following the merger are lower than expected; potential or actual litigation occurs; costs or difficulties related to the integration of the businesses of the Company and Southwest are more than expected; or legislation or changes in regulatory requirements adversely affect the businesses in which the Company would be engaged. Additional factors that could cause the Company’s financial results to differ materially from those described in the forward looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (under the heading “Risk Factors”), Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. The Company undertakes no obligation, and specifically disclaims any obligation, to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. If any of these uncertainties materializes or any of these assumptions proves incorrect, the Company’s results could differ materially from the Company’s expectations as set forth in these statements.

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